UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : July 10, 2008
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5160 Yonge Street, Suite 803
Toronto, Ontario, M2N 6L9
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Settlement with Alpha Capital

On July 10, 2008, Silver Dragon Resources Inc. (the “Company”) and Alpha Capital Anstalt (“Alpha Capital”) entered into a settlement agreement and release (the “Settlement Agreement”) pursuant to which the parties agreed to settle their ongoing dispute relating to Alpha Capital’s investment in the Company pursuant to a subscription agreement dated November 2, 2006 (the “Subscription Agreement”).

The Settlement Agreement provides that the Company will issue 3,000,000 shares of common stock to Alpha Capital, of which:

•

2,446,734 shares will be issued pursuant to the anti-dilution adjustment provisions set forth in Section 11(b) of the Subscription Agreement, thereby reducing the effective price paid by Alpha Capital for its shares of Company common stock to a price of $0.15 per share;

•

500,000 shares represent the exercise of the 250,000 Class A Warrants and the 250,000 Class B Warrants held by Alpha Capital at an anti-dilution adjusted price of $0.15 per share; and

•

the remaining 53,266 shares represent additional shares issued to Alpha Capital as part of the Settlement Agremeent at a deemed price of $0.15 per share.

The Settlement Agreement also requires that the Company make a $100,000 settlement payment to Alpha Capital, of which $75,000 will be satisfied by the Company waiving its right to receive from Alpha Capital the $75,000 aggregate exercise price for the Class A and Class B Warrants, and $25,000 will be satisfied by the Company making a cash payment to Alpha Capital.

Upon the Company issuing 3,000,000 shares of common stock to Alpha Capital, making the $25,000 payment to Alpha Capital and filing this Form 8-K, all as provided in the Settlement Agreement:

•

the Subscription Agreement and any related agreements will be terminated in their entirety; and

•

mutual releases between the parties will take effect.

A Stipulation of Dismissal will then be filed with the United States District Court for the Southern District of New York, dismissing Alpha Capital’s action with prejudice.

If the Company does not make the required issuance, payment and filing as provided in the Settlement Agreement, the Settlement Agreement will be rendered null and void.

In the Settlement Agreement, the Company has also agreed:

•

not to offer, issue or agree to issue shares of common stock or securities convertible into or exercisable for shares of common stock to any person or entity at a price below $0.15 per share on or before September 30, 2008 or until such time as Alpha Capital no longer owns any shares of Company common stock, whichever comes first; and

•

not to effect a reverse stock split within the six-month period following the execution of the Settlement Agreement or until Alpha Capital no longer owns any shares of the Company, whichever comes first.

If the Company does not comply with these covenants, the Subscription Agreement will be reinstated in full force and effect and Alpha Capital will retain the shares and cash payment received pursuant to the Settlement Agreement.

Item 1.02  Termination of a Material Definitive Agreement.

The Settlement Agreement provides for the termination of the Subscription Agreement.  See Item 1.01 above.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sale of Equity Securities.

The Settlement Agreement provides for the issuance of 3,000,000 shares of common stock to Alpha Capital.  See Item 1.01 above.  The Company intends to issue such shares in reliance upon the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act on the basis that such shares will be issued in a private placement to one accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
SILVER DRAGON RESOURCES INC.

Date: July 10, 2008	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer